Exhibit 10.2


                              SEVERANCE AGREEMENT

         This Severance Agreement (the "Agreement") is entered into by and between Cherokee International Corporation (the "Company"), a Delaware corporation, and Linster W. Fox (the "Executive").

                                R E C I T A L S
                                ---------------

         WHEREAS, the Executive will be employed by the Company as its Executive Vice President, Chief Financial Officer and Secretary; and

         WHEREAS, the Executive and the Company desire to memorialize their understanding with respect to severance benefits payable to the Executive in the event his employment is terminated by the Company other than for Cause (as defined in Section 3 below).

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants herein contained, the Company and the Executive agree as follows:

1. At Will Employment. The Executive's employment with the Company is currently on an at-will basis, meaning that either the Executive or the Company may terminate the employment relationship at any time for any reason or for no reason, and without further obligation or liability, except as set forth in this Agreement.

2. Term of Agreement. This Agreement shall remain in effect for so long as the Executive is employed as the Executive Vice President, Chief Financial Officer and Secretary of the Company.

3. Severance Payment. Subject to the Executive's having executed and, if applicable, not revoked, a release of claims reasonably satisfactory to the Company (the "Release of Claims"), in the event the Executive's employment is terminated by the Company other than for Cause (as such term is defined below), the Executive shall be entitled to a cash payment (the "Severance Payment"), in lieu of any other severance payment pursuant to any other plan or agreement of the Company or any subsidiary thereof to which the Executive is otherwise entitled, of an amount equal to his then annual base salary as in effect immediately prior to the date of termination. Subject to Section 409A of the Internal Revenue Code of 1986, as amended, the Severance Payment shall be payable in a lumpsum commencing within 10 business days following the effective date of the Release of Claims. If required by Section 409A, the Severance Payment may be delayed for a period of six months.

      For purposes of this Agreement, "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to perform his or her duties with the Company,
      (ii) the Executive's conviction of, or entry of a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude, (iii) the commission by the Executive of any act of theft, embezzlement or fraud in connection with his employment with the Company, or (iv) the Executive's appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing from anyone other than the Company any personal profit without the Company's consent in connection with any transaction entered into on behalf of the Company.

      The Executive shall not be entitled to the Severance Payment if (i) the Executive's employment is terminated by the Company for Cause or as a result of the Executive's death or Disability or (ii) the Executive terminates his employment with the Company for any reason.

4. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

5. Successors. Any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) or to all or substantially all of the business and/or assets of the Company shall assume all obligations of the Company under this Agreement and all rights of the Company under this Agreement shall inure to such successor, in the same manner and to the same extent that the Company would be required to perform and be entitled to the benefits of this Agreement if no such succession had taken place.

6. Notices. All notices and other communications under this Agreement shall be in writing and delivered to the addresses set forth below and shall be effective when delivered, if hand delivered; three (3) days after mailing by first class mail, certified or registered with return receipt requested; and 24 hours after transmission of a fax :

      If to the Company:         Cherokee International Corporation
                                 2841 Dow Avenue
                                 Tustin, CA 92780
                                 Attention:  Chairman of the Board

      If to the Executive:       Linster W. Fox
                                 17864 Via Gracia
                                 San Diego, CA 92128

      Either party may change such party's address for notices by notice duly given pursuant hereto.

7. Arbitration. The Company and Executive agree that any dispute arising as to the parties' rights and obligations hereunder shall, at the election and upon written demand of either party, be submitted to arbitration before a single neutral arbitrator in Orange County, California and will be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, which Rules shall be modified by the arbitrator to the extent necessary to comply with applicable law. The arbitrator shall not have authority to add to, modify, change or disregard any lawful terms of this Agreement or to issue an award that is contrary to applicable law. The decision of the arbitrator shall be final and binding and enforceable in any court of competent jurisdiction. The parties further agree, notwithstanding the foregoing, that (i) the provisions of the California Arbitration Act, including Sections 1281.8 and 1283.05 of the California Code of Civil Procedure, will apply to any arbitration hereunder; (ii) the Company shall pay any costs and expenses that the Executive would not otherwise have incurred if the dispute had been adjudicated in a court of law, rather than through arbitration, provided, however, that if either party prevails on a statutory claim that affords the prevailing party an award of attorney's fees, the arbitrator may award reasonable attorney's fees to the prevailing party, consistent with applicable law; and (iii) any hearing must be transcribed by a court reporter and any decision of the arbitrator must be set forth in writing, consistent with the applicable state or federal law and supported by essential findings of fact and conclusion of law. The provisions of this Section 7 shall survive the termination or revocation of this Agreement.

8.    Miscellaneous.

      (a) Modification and Waiver. Except as otherwise specifically provided in this Agreement, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by both the Company and the Executive. No waiver at any time by either party to this Agreement of any breach by the other party hereto of, or failure to comply with, any provision hereof shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or similar time.

      (b) Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement supercedes any and all prior agreements between the parties and/or any of their affiliates with respect to the subject matter hereof.

      (c) Governing Law. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of California.

      (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date set forth below.

EXECUTIVE                                  CHEROKEE INTERNATIONAL CORPORATION


/s/ Linster W. Fox                         /s/ Jeffrey M. Frank
------------------------                   ----------------------------------
                                           By:   Jeffrey M. Frank
                                           Its:  Chief Executive Officer
Date:  October 14, 2005                    Date: October 14, 2005